UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

MetroPCS Communications, Inc.
(Name of Registrant as Specified In Its Charter)

P. Schoenfeld Asset Management LP P. Schoenfeld Asset Management GP LLC Peter M. Schoenfeld
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 19, 2013, P. Schoenfeld Asset Management LP issued the following press release:

P. SCHOENFELD ASSET MANAGEMENT FILES PRELIMINARY PROXY STATEMENT TO SOLICIT AGAINST THE PROPOSED METROPCS/T-MOBILE MERGER

NEW YORK, Feb. 19, 2013/PRNewswire/ - P. Schoenfeld Asset Management LP (“PSAM”), whose clients own an aggregate position of approximately 8,300,000 MetroPCS Communications Inc. (“PCS”) shares, announced today that it filed preliminary proxy materials with the U.S. Securities and Exchange Commission (SEC) on February 15, 2013, in order to solicit proxies in opposition to the proposed merger between PCS and T-Mobile USA (“T-Mobile”), in the absence of changes to the deal terms.

PSAM believes PCS shareholders should vote against the transaction because:

1.        The new combined company (“PCS/T-Mobile”) is not appropriately and fairly capitalized;

2.        The interest rate on DT’s debt financing is far above market, based on PCS/T-Mobile’s anticipated credit rating; and

3.        The exchange ratio is unfair to PCS stockholders.

PSAM is of the view that it would be better for PCS to remain a stand-alone company, while examining opportunities to consummate alternative transactions, rather than accept the package of cash and securities being offered to PCS stockholders.

Additional Information

On February 15, 2013, P. Schoenfeld Asset Management LP and certain of its affiliates (collectively, “PSAM”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and accompanying proxy card relating to PSAM’s intention to solicit proxies from the stockholders of MetroPCS Communications, Inc. (“MetroPCS”) in connection with a special meeting of such stockholders to be held to vote upon a proposed transaction between MetroPCS and T-Mobile USA, Inc. (the “Preliminary Proxy Statement”).  The Preliminary Proxy Statement is available free of charge at the SEC’s website at http://www.sec.gov.  PSAM intends to file with the SEC a definitive proxy statement and accompanying proxy card in connection with such proxy solicitation.  When completed, any such definitive proxy statement and proxy card will be furnished to some or all of the stockholders of MetroPCS and will, along with other relevant documents, be available at no charge on the SEC’s web site at http://www.sec.gov.  In addition, PSAM will provide copies of the definitive proxy statement and accompanying proxy card (when available) without charge upon request.  Information relating to the participants in such proxy solicitation is contained in the Preliminary Proxy Statement.  STOCKHOLDERS OF METROPCS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND ANY SUCH DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS IN ANY SUCH SOLICITATION.

About PSAM

PSAM was founded by Peter M. Schoenfeld and has been providing investment advisory services since 1997.  PSAM invests on behalf of its clients in both equity and credit securities in global event driven opportunities, including: international consolidations, corporate restructurings, spin-offs, divestitures, and stressed and distressed credits.  PSAM has offices in New York and London, which are registered with the SEC and authorised and regulated by the FSA, respectively.

For Investor Inquiries:

Arthur Crozier/Scott Winter

Innisfree M&A Incorporated

(212) 750-5833

For Media Inquiries:

Steve Bruce/Catherine Jones

ASC Advisors

(203) 992-1230

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